Exhibit 99.1

Sun Healthcare Group, Inc. Announces Plan to Separate its Operating and Real Property

Assets; Adopts a Stockholder Rights Plan

Contact: Investor Inquiries (505) 468-2341

Media Inquiries (505) 468-4582

Irvine, Calif. (May 24, 2010) - Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced that it intends to separate the company into two separate publicly traded companies. One entity (the “Operating Company”) will own all of Sun’s operating subsidiaries and will continue to use the Sun Healthcare Group name. The other entity (the “REIT”) will own substantially all of Sun’s currently owned real property portfolio and intends to operate as a real estate investment trust under the name Sabra Health Care REIT, Inc. The Operating Company, through its subsidiaries, will continue to provide the same nursing, rehabilitative and related specialty healthcare services as are now provided by Sun and its subsidiaries at its 183 skilled nursing centers, 14 assisted and independent living centers and eight mental health centers. The Operating Company will also manage Sun’s rehabilitation therapy, medical staffing services and hospice businesses. The REIT will initially own the real property assets now owned by Sun and will lease those assets to the Operating Company’s subsidiaries. The REIT expects to grow through acquisitions as a broad-based healthcare real estate investment trust. As it acquires additional properties, it expects to diversify by geography and tenant within the healthcare sector. .

William A. Mathies, the president of SunBridge Healthcare Corporation, Sun’s inpatient services subsidiary, and the chief operating officer over Sun’s operating subsidiaries, will become chief executive officer of the Operating Company. Other than current Sun Chief Executive Officer, Richard K. Matros, the Sun management team will continue as the management team of the Operating Company, including Bryan Shaul continuing as the chief financial officer. The current members of Sun’s Board of Directors will become the members of the board of directors of the Operating Company, except that Mr. Matros will be replaced on the board by Mr. Mathies. The REIT will be led by Mr. Matros, who will become its chairman and chief executive officer. It is expected that the board of directors of the REIT will consist of Mr. Matros, certain members of the existing board of directors of Sun (who will also serve as Operating Company directors) and other directors not affiliated with Sun. It is also anticipated that Harold Andrews, a finance professional who has extensive experience in both the provision of healthcare and healthcare real estate, will be named chief financial officer of the REIT.

The separation will be effected through a distribution to Sun stockholders of the common stock of the Operating Company. The issuance of the Operating Company common stock in the spin-off should constitute a taxable distribution to Sun’s stockholders. It is expected that the distribution of the Operating Company common stock will also be a taxable transaction to Sun, with Sun recognizing gain to the extent that the fair market value of such stock exceeds Sun’s basis in such stock on the date of the spin-off. Sun believes that it will not be subject to a material amount of tax as a result of the spin-off.

Mr. Matros, Sun’s chairman and chief executive officer, stated, “After considering a number of alternate strategies, our management and board of directors have concluded that separating our real property asset base from our operating assets is in the best interests of our stockholders because it will create two highly-focused companies. The REIT will be in a position to realize the full value of our real estate portfolio and strategically expand it. The Operating Company will have the ability to pursue the same growth strategies that it has today, albeit with significantly less debt on the balance sheet. This separation will enable us to concentrate on building a strong healthcare real property company, as well as continuing to provide quality care to residents and patients through the Operating Company. We expect that the two public companies will each provide a platform that more readily enables stockholders to realize value in their holdings than Sun does today.”

Mr. Matros continued, “I have known Bill Mathies for 25 years, and he has been my partner since Sun emerged from bankruptcy. He has been a key member of our leadership team and instrumental to our growth, whether organic or through acquisition, and to our overall success. And I am pleased to announce that Harold Andrews has agreed to become chief financial officer of the REIT. I have known Harold for 14 years, working with him when he was vice president-finance for Regency Health Services while I served as chief executive officer, and as a partner in CareMeridian, a privately held healthcare services and real estate holding company. For myself, I once again look forward to another opportunity to build a successful enterprise that I am confident will reward stockholders.”

Prior to the spin-off, Sun anticipates raising additional capital through an offering of its common stock, and, in connection with the spin-off, each of the Operating Company and the REIT is expected to enter into new credit facilities. Proceeds from the equity and debt financings and cash on hand will be used to repay Sun’s outstanding 9.125 percent Senior Subordinated Notes and the outstanding term loans under Sun’s existing credit facility.

Additionally, in connection with the spin-off transaction, the board of directors announced today that it has adopted a Stockholder Rights Plan (the “Rights Plan”) to establish an ownership limitation and thereby preserve potential tax benefits for the REIT stockholders. As part of the Rights Plan, the board of directors declared a dividend of one stock purchase right on each outstanding share of Sun common stock. The dividend will be paid on June 3, 2010 to stockholders of record on June 3, 2010. The dividend will not be taxable to Sun’s stockholders.

In light of the spin-off transaction, the Rights Plan, by limiting concentration of share ownership, is intended to enhance the ability to convert to REIT status in a timely manner. REIT status could be impaired if a single stockholder acquired more than 10 percent of Sun prior to the spin-off. The REIT will be adopting so-called “excess share provisions” in its charter, which are typical of publicly traded REITs, and which are designed to reduce the possibility of REIT disqualification by limiting concentrations of ownership in a manner substantially similar to that of the Rights Plan. The Rights Plan also will deter coercive takeover tactics, and could prevent an acquirer from gaining control of Sun without offering a fair price to all of Sun’s stockholders. The Rights Plan will not prevent a takeover, but should encourage anyone seeking to acquire Sun to negotiate with the board of directors prior to attempting a takeover.

The rights generally become exercisable if a person or group becomes the beneficial owner of 9.9 percent or more of the outstanding common stock of Sun, and they entitle the holder to purchase one one-thousandth of a share of a new series of junior participating preferred stock. Initially, the rights trade with Sun’s common stock and do not separate or become exercisable until the 9.9 percent ownership threshold is crossed. Any person or group that owns 9.9 percent or more of Sun’s outstanding common stock as of the close of business on May 24, 2010 will not trigger exercisability of the rights so long as such person or group does not thereafter acquire beneficial ownership of additional shares of common stock representing 1.0 percent or more of the then outstanding shares.

The board of directors may redeem the rights at a redemption price of $0.01 per right or terminate the Rights Plan at any time prior to the rights becoming exercisable. The Rights Plan will terminate at the time of, or shortly after, the spin-off, but in any event no later than May 24, 2011.

The spin-off of the Operating Company and related actions are subject to regulatory, stockholder, final board and other approvals. Sun anticipates that the transactions will be completed in the fourth quarter of 2010, and that the REIT will, for federal income tax purposes, be taxed as a real estate investment trust as of January 1, 2011.

MTS Securities, LLC, an affiliate of MTS Health Partners, L.P. is serving as lead financial advisor to Sun, and Jefferies & Company, Inc. is serving as co-financial advisor, in connection with the spin-off transaction.

Conference Call

Sun invites investors to listen to a conference call with Sun’s senior management on May 25, 2010, at 10 a.m. Pacific / 1 p.m. Eastern, to discuss the Company’s proposed spin-off.

To listen to the conference call, dial (800) 967-7184 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. Eastern on May 25, 2010, until midnight Eastern on June 25, 2010, by calling (888) 203-1112 and using access code 6945129.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc.’s (NASDAQ GS: SUNH) subsidiaries provide nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. Sun’s core business is providing inpatient services, primarily through 183 skilled nursing centers, 14 assisted and independent living centers and eight mental health centers. On a consolidated basis, Sun has annual revenues of $1.9 billion and approximately 30,000 employees in 46 states. At Mar. 31, 2010, SunBridge centers had 23,205 licensed beds located in 25 states, of which 22,423 were available for occupancy. Sun also provides rehabilitation therapy services to affiliated and non-affiliated centers through the SunDance subsidiary, medical staffing services through the CareerStaff Unlimited subsidiary and hospice services through the SolAmor subsidiary.

Forward-Looking Statements

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” “may” and similar expressions. Forward-looking statements in this release include statements related to the anticipated timing and structure of the spin-off transaction, the expected tax treatment of the spin-off transaction, the expected business and growth strategies of each of the Operating Company and the REIT following the proposed spin-off, the post-transaction board and management of each of the Operating Company and the REIT, and the expected equity offering, debt financings and use of proceeds thereof. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include our ability to obtain necessary consents and approvals to consummate the proposed spin-off; our ability to consummate the equity and debt financings necessary to repay Sun’s existing indebtedness on terms acceptable to Sun or at all; changes in Medicare and Medicaid reimbursements; our ability to maintain the occupancy rates and payor mix at our healthcare centers; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; the significant amount of our indebtedness, covenants in our debt agreements that may restrict our activities and our ability to make acquisitions, incur more indebtedness and refinance indebtedness on favorable terms; the impact of the current economic downturn on our business and our ability to collect our receivables; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Forms 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by Sun are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information

In connection with the transactions described in this release, the Operating Company intends to file with the SEC a Registration Statement on Form S-1 and the REIT intends to file with the SEC a Registration Statement on Form S-4, each containing an identical proxy statement/prospectus. The definitive proxy statement/prospectus will be mailed to Sun stockholders. In addition, Sun has filed a shelf registration statement on Form S-3 (including a prospectus) relating to shares of common stock of Sun with the SEC, and such registration statement has been declared effective. This release does not constitute an offer to sell or a solicitation of any offer to buy the shares of common stock of Sun described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering of shares of Sun common stock may be made only by means of a prospectus relating to the proposed offering.

Before making any voting or investment decision, Sun stockholders and investors are urged to read the proxy statement/prospectus, the prospectus in the registration statement on Form S-3, and other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transactions. Stockholders will be able to obtain these documents free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc. 101 Sun Avenue N.E., Albuquerque, N.M. 87109.

Sun and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Sun in connection with the transactions described in this release. Information about the directors and executive officers of Sun and their ownership of shares of Sun common stock are set forth in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 5, 2010 and in the definitive proxy statement relating to Sun’s 2010 Annual Meeting of Stockholders filed with the SEC on April 30, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transactions when it becomes available.